As filed with the Securities and Exchange Commission on August 10, 2006.

Registration No. 333-85307

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NWH, INC.

(Exact name of Registrant as specified in its charter)

Delaware	13-3735316
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

156 West 56 Street, Suite 2001

New York, NY 10019

(212) 582 1212

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive office)

1993 Stock Option Plan

(Full Title of the Plan)

Richard H. Anderson

Ingenix, Inc.

12125 Technology Drive

Eden Prairie, MN 55344

(Name and address of agent for service)

(952) 833-7100

(Telephone number, including area code, of agent for service)

With a Copy to:

Matthew J. Knopf, Esq.

Dorsey & Whitney LLP

50 South Sixth Street, Suite 1500

Minneapolis, Minnesota 55402

(612) 340-2600

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
See below (1)	N/A	N/A	N/A	N/A
(1)	No additional securities are to be registered. Registration fees were paid upon filing of the original Registration Statement No. 333-85307. Therefore, no further registration fee is required.

NWH, INC.

POST-EFFECTIVE AMENDMENT NO. 1 TO

REGISTRATION STATEMENT ON FORM S-8

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to NWH, Inc.’s (the “Company”) Registration Statement on Form S-8 (File No. 333-85307) (the “Registration Statement”), which was filed with the Securities and Exchange Commission (the “Commission”), is being filed in accordance with an undertaking made by the Company in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities which remain unsold at the termination of the offering. The Company hereby removes from registration all of the securities previously registered under the Registration Statement that remain unsold as of the date hereof.

Item 8. Exhibits

Exhibit Number	Description
24.1	Power of Attorney.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Eden Prairie, Minnesota, on this 10th day of August, 2006.

NWH, INC.

/s/ Lee D. Valenta
Lee D. Valenta Executive Vice President (principal financial and accounting officer)

Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 has been signed by the following persons in the capacities indicated on August 10, 2006.

Signature	Title

*	President and Director (principal executive officer)

/s/ Lee D. Valenta	Executive Vice President (principal financial and accounting officer)

*By	/s/ Lee D. Valenta
Lee D. Valenta, pro se and as attorney-in-fact

EXHIBIT INDEX

Exhibit Number	Description
24.1	Power of Attorney.